Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of KonaTel, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), We, D. Sean McEwen, our Chairman and CEO and Brian R. Riffle, our Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 16, 2026	By:	/s/ D. Sean McEwen
D. Sean McEwen
Chairman and CEO

Date: April 16, 2026	By:	/s/ Brian R. Riffle
Brian R. Riffle
Chief Financial Officer